UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2005

CASCADE ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

3333-115637

(Commission File Number)

41-2122221

(IRS Employer Identification No.)

5151 E. Broadway, Suite 1600, Tucson AZ, 85711

(Address of principal executive offices and Zip Code)

(520) 512-5469

Registrant's telephone number, including area code

13405 Folsom Blvd., Suite 820, Folsom, CA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Working Interest in Empress, Alberta

On June 30, 2005, Cascade Energy, Inc. (the “Registrant”) signed an agreement (the “Empress Agreement”) with 1048136 Alberta Ltd. Pursuant to the Empress Agreement, the Registrant has acquired the right to earn 21% of 1048136 Alberta Ltd.’s rights to a particular section of land under a Participation Agreement (the “Vega Participation Agreement”) dated January 28, 2005 with Vega Resources Ltd. (“Vega”).

The Vega Participation Agreement provides for the acquisition of the right to earn 100% of the Rights held by Hanna Oil & Gas Company-Canada Inc., Firefly Resources and Moraine Resources Ltd., by virtue of which the holder is entitled to enter, access, drill for and remove petroleum and natural gas on the lands of interest, which are located in eastern Alberta, 160 miles east of Calgary. The particular section of land that the Registrant has obtained rights in is a well located in Twp. 24, Rge. 2 in Section 16, Empress Play, Alberta (“Section 16”).

The Registrant received the assignment of 21% of 1048136 Alberta Ltd.’s interest in Section 16 in consideration for the Registrant agreeing to pay all additional costs and expenses whatsoever relating to all development to Section 16 from the date of the Empress Agreement forward.

The interests earned by the Registrant under the Empress Agreement are subject to a 15% over-riding royalty interest for the Province of Alberta and a 3% over-riding royalty interest for Vega.

The Empress Agreement is attached to this Form 8-K as Exhibit 10.1. On June 30, 2005, the Registrant issued a Press Release announcing the transaction. A copy of the Press Release is attached to this Form 8-K as Exhibit 99.1.

Data Sharing Agreement

On August 22, 2005, the Registrant signed a Data Sharing Agreement (the “Data Agreement”), dated August 10, 2005, among itself, Silver Star Energy, Inc. and Fidelis Energy, Inc., (the “Purchasers”), and 1048136 Alberta Ltd., as Vendor. Pursuant to the Data Agreement, the Registrant has acquired an interest in data and the interpretation of that data (the “Data”) and a 25% working interest in the use of the Data to develop the lands about which the data was compiled. 1048136 Alberta Ltd. purchased the data pursuant to an agreement with Wildes Exploration LLC (“Wildes”), dated June 5, 2005. The data was gathered by airborne surveys over lands in the State of Kansas that cover approximately 1,000,000 acres (the “Lands”). The Lands are located in central Kansas, covering parts of Ellsworth, Salina, McPherson, Reno, Harvey, Kingman, and Sedgwick counties.

The Registrant received its 25% interest, and the other Purchasers received their interests, in consideration for the conduct and completion of development programs of the Lands and payment for the following two expenses in proportion to each party’s interests in the Data:

•	the costs of the acquisition, by way of leases or otherwise, of up to two sections of the Lands selected by 1048136 Alberta Ltd. for drilling two initial wells; and

•	the costs of drilling and completing the initial two wells.

The working interests of the initial two wells will be as follows:

The Registrant – 25%
Fidelis Energy, Inc. – 25%
Silver Star Energy, Inc. - 20%
1048136 Alberta Ltd. – 30%

Wildes retains a 5% over-riding royalty for any oil and gas interests in the Lands acquired by anyone who has reviewed the Data prior to December 31, 2015.

The Data Agreement is attached to this Form 8-K as Exhibit 10.2. On August 22, 2005, the Registrant issued a Press Release announcing the transaction. A copy of the Press Release is attached to this Form 8-K as Exhibit 99.2.

There is no material relationship, other than in respect of these transactions, between 1048136 Alberta Ltd. and the Registrant or any of its affiliates, or any director or officer of the Registrant or any associate of any such director or officer.

Item 9.01	Financial Statements and Exhibits

EXHIBITS

10.1	Agreement, dated June 30, 2005 with 1048136 Alberta Ltd.
10.2	Data Sharing Agreement, dated August 10, 2005 with Silver Star Energy, Inc., Fidelis Energy, Inc. and 1048136 Alberta Ltd.
99.1	Press Release dated June 30, 2005
99.2	Press Release dated August 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE ENERGY INC.

/s/Chris Foster

By: Chris Foster

Chief Financial Officer and Director

Date: September 28, 2005